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

                          Jersey Central Power & Light
                             Proforma Capitalization
                            (In Thousands of Dollars)

                                                                    Proforma            Securitization  Proforma
                                                Actual      % of    Without Sec.  % of       Use of      With Sec.      % of
                                              12/31/1999    Total   03/31/2000    Total     Proceeds    03/31/2000      Total

Common Stockholder's Equity

Common Stockholder's Equity                    $1,385,367   49.8%   $1,381,903   49.7%     $(199,525)  $1,182,379        39.8%


Cumulative Preferred Stock/ MIPS
Cumulative preferred stock:
   With mandatory redemption                       73,167               73,167                      -      73,167
   Without mandatory redemption                    12,649               12,649                      0      12,649

Company-obligated mandatorily redeemable
   preferred securities                           125,000              125,000                      -     125,000

Total preferred stock/mandatorily redeemable
   preferred securities                          $210,816    7.6%     $210,816    7.6%             $0    $210,816         7.2%

Total Debt

Long-term debt

   First Mortgage Bonds                         1,133,760            1,133,760              (199,524)     934,236
   Transition Bonds                                                                           587,525     587,525
   Securities due within one year                  50,846               10,846                             10,846

Notes Payable                                           -               41,300                             41,300

Total Debt                                     $1,184,606   42.6%   $1,185,906   42.7%       $388,001  $1,573,906        53.0%



Total Capitalization                           $2,780,789  100.0%   $2,778,625  100.0%       $188,476  $2,967,101       100.0%




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

                                    GPU, Inc.
                             Proforma Capitalization
                            (In Thousands of Dollars)

                                                                      Proforma            Securitization  Proforma
                                                 Actual      % of    Without Sec.   % of      Use of      With Sec.     % of
                                               12/31/1999   Total    03/31/2000    Total    Proceeds     03/31/2000    Total

Common Stockholder's Equity

Common Stockholder's Equity                    $3,464,953    30.2%    $3,570,149    30.6%      $-       $3,570,149       30.2%

Cumulative Preferred Stock/ MIPS
Cumulative preferred stock:
   With mandatory redemption                       73,167                 73,167                -           73,167
   Without mandatory redemption                    12,649                 12,649                0           12,649

Company-obligated mandatorily redeemable
   preferred securities                           125,000                125,000                -          125,000
Trust preferred securities                        200,000                200,000                           200,000
Total preferred stock/mandatorily
   redeemable preferred securities               $410,816     3.6%      $410,816      3.6%      $0        $410,816       3.4%

Total Debt

Long-term debt

   Long Term Debt including securities          6,431,742              6,391,742             (399,049)   5,992,693
     due within one year
   Transition Bonds                                                                           587,525     587,525

Notes Payable                                   1,171,869              1,279,269                         1,279,269

Total Debt                                     $7,603,611    66.2%    $7,671,011     65.8%   $188,476   $7,859,487       66.4%


Total Capitalization                          $11,479,380   100.0%   $11,651,976    100.0%   $188,476  $11,840,452      100.0%


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